Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • April 2016



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: April 2016

Currencies: The U.S. dollar weakened against its global counterparts on expectations the Federal Reserve would proceed cautiously in adjusting interest rates, thereby lowering expectations of a rate hike in April or June. The Japanese yen strengthened after the Bank of Japan left its monetary policy unchanged. The Canadian dollar strengthened in anticipation the next OPEC meeting would announce production caps. Positive housing data also added strength to the currency. The British pound moved higher following better-than-expected economic news out of the Eurozone.

Energy: Prices in the crude oil markets rose almost 20% after U.S. inventory levels unexpectedly declined and signs showed U.S. production is likely to continue to decrease. Natural gas and heating oil prices rose on forecasts for cooler weather and on reports the number of natural gas rigs are at the lowest levels since November 2009.

Equities: Global equity markets finished slightly higher despite disappointing earnings reports, particularly in the technology sector. Global equity markets rose on better-than-expected Chinese trade data, lower expectations of an immediate U.S. interest rate hike and positive U.S. employment data.

Fixed Income: Global fixed income markets moved lower due to positive Chinese trade data, encouraging U.S. employment data and shifting expectations about rate hikes.

Grains/Foods: Corn and soybean markets rose to year-to-date highs caused by three factors: reports from the USDA of strong export sales; indications of economic stabilization in China; and concerns about potentially adverse weather conditions during the upcoming growing season. Sugar prices rose on increased demand and forecasts of a supply deficit, as well as on reports India could begin importing sugar this year. Coffee prices moved lower, pressured by a weaker Brazilian real and expectations of high yields from Brazil's upcoming harvest. Cocoa prices increased on weaker production data from Europe.

Metals: Precious metals moved higher as concerns over the strength of the global economy increased demand for the safe haven asset. Copper and base metals prices moved higher as positive economic data from China led to expectations of increased demand.

A Units
(Closed to New Investments)

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.52%	2.26%	-2.48%	3.79%	-6.93%	-3.79%	3.02%	-1.81%	-1.64%	-4.51%	-0.57%	-0.05%	**-12.95%**
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	**-6.13%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2016	4.27%	2.95%	-3.01%	-2.03%									**2.01%**

B Units
(Closed to New Investments)

2003	2004	2005	2006	2007	2008	2009	2010
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.58%	2.20%	-2.53%	3.74%	-6.98%	-3.84%	2.96%	-1.86%	-1.69%	-4.57%	-0.62%	-0.11%	**-13.52%**
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	**-6.74%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2016	4.20%	2.94%	-3.09%	-2.08%									**1.78%**

Legacy 1 Units

2009	2010
-3.39%	6.09%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.35%	2.37%	-2.21%	3.84%	-6.63%	-3.62%	3.23%	-1.62%	-1.47%	-4.34%	-0.40%	0.14%	**-11.00%**
2012	0.18%	1.00%	-2.03%	0.18%	6.24%	-4.57%	3.73%	-1.10%	-1.93%	-5.45%	-0.44%	0.71%	**-3.96%**
2013	1.66%	-2.68%	1.40%	1.19%	-2.66%	-2.91%	-0.05%	-2.04%	-0.68%	1.79%	2.36%	1.06%	**-1.75%**
2014	-4.59%	1.39%	-2.66%	0.31%	1.08%	0.72%	-0.70%	4.33%	2.35%	0.75%	5.00%	0.73%	**8.64%**
2015	2.91%	-0.04%	0.52%	-3.81%	-1.27%	-4.45%	2.52%	-5.97%	3.28%	-2.10%	3.64%	-5.51%	**-10.44%**
2016	4.27%	3.05%	-2.61%	-1.85%									**2.72%**

Global 1 Units

2009	2010
-4.32%	2.88%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.74%	2.00%	-1.85%	2.92%	-6.49%	-3.33%	3.09%	-1.25%	-1.34%	-4.01%	-0.39%	0.06%	**-11.18%**
2012	0.39%	0.96%	-1.97%	0.27%	6.32%	-4.59%	3.85%	-1.15%	-1.85%	-5.36%	-0.43%	0.77%	**-3.30%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2016	4.32%	3.16%	-2.36%	-1.79%									**3.20%**

Global 3 Units

2009	2010
-6.04%	0.68%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.91%	1.76%	-2.01%	2.75%	-6.67%	-3.50%	2.92%	-1.43%	-1.52%	-4.17%	-0.56%	-0.11%	**-13.05%**
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	**-5.19%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2016	4.24%	3.05%	-2.54%	-2.01%									**2.58%**

A, B and Legacy Units

Trading Performance by Sector


6.0%
4.0%
2.0%
0.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
April
2016

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
23%	5%	27%	25%	10%	10%

Global Units

Trading Performance by Sector


6.0%
4.0%
2.0%
0.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
April
2016

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
23%	5%	26%	24%	11%	11%

Sector Positions at Month-End


Commodities 26%
Financials 74%
Energy 5%
Grains 11%
Metals 10%
Currencies 23%
Equities 27%
Fixed Income 24%
Apr 15
May 15
Jun 15
Jul 15
Aug 15
Sep 15
Oct 15
Nov 15
Dec 15
Jan 16
Feb 16
Mar 16
Apr 16
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.21%	3.60%	5.81%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - April 2016	
Total Fund Assets (A,B, Legacy, Global)	$200M
12-Month Return	-9.56%
Average 12-Month Return	14.26%
36-Month Cumulative Return	-9.07%
60-Month Cumulative Return	-27.27%
Compounded Annualized ROR	10.25%
3-Year Compounded Annualized ROR	-3.12%
5-Year Compounded Annualized ROR	-6.17%
10-Year Compounded Annualized ROR	-0.86%
Worst Drawdown (5/89 - 10/89)	-38.90%
Worst Drawdown Last 5 Years (12/08 - 12/15)	-30.40%
Average 1-month Gain	5.84%
Average 1-month Loss	-4.05%
# of Winning Months	170
# of Losing Months	158

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2006 - March 2016		
↑↓	Moved in Opposite Directions	45%
↑↑	Positive Results for Both	33%
↓↓	Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.